EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Ed Quinn
+1 (847) 455-7111
Email: Inquiries@amcastle.com

FOR IMMEDIATE RELEASE
TUESDAY NOVEMBER 12, 2019

 A. M. CASTLE & CO. REPORTS THIRD QUARTER RESULTS
Company generates positive cash flow from operations and reduces revolving credit facility balance despite challenging market conditions
OAK BROOK, IL, November 12, 2019 - A. M. Castle & Co. (OTCQX: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported its third quarter 2019 financial results.
Third Quarter 2019 Financial Results Summary:
•Generated net sales of $136.1 million, an 8.1% year-over-year decrease compared to $148.1 million in the third quarter of 2018.
•Reported an operating loss of $3.8 million, compared to $3.0 million in the third quarter of 2018.
•Reported a net loss of $12.2 million, which included $10.2 million of interest expense, of which $7.1 million was non-cash related to long-term debt held primarily by major shareholders, and $1.3 million was non-cash related to the Company's pension plan, compared to a net loss of $6.7 million for the third quarter of 2018, which included $8.7 million of interest expense, of which $5.7 million was non-cash related to long term-debt held primarily by major shareholders, and $1.2 million was non-cash related to the Company's pension plan.
•Reported negative EBITDA of $1.0 million, which included a non-recurring non-cash inventory charge of $1.3 million, and adjusted EBITDA of $1.4 million in the third quarter of 2019, compared to EBITDA of $2.3 million and adjusted EBITDA of $2.5 million in the third quarter of 2018.
•Generated $4.6 million in cash flow from operations during the nine months ended September 30, 2019, driven primarily by improved inventory management, compared to cash flow used in operations of $24.6 million in the nine months ended September 30, 2018.
•Maintained a stable gross material margin of 25.3%, excluding the non-recurring non-cash inventory charge of $1.3 million, compared to 25.7% in the second quarter of 2019 and 25.1% in the third quarter of 2018.
Chairman and CEO Steve Scheinkman commented, "As expected, market conditions continued to deteriorate in the third quarter of 2019, most acutely in our North American industrial end markets, which showed both demand and pricing softness. Tons sold in the quarter decreased substantially compared to the third quarter of last year, primarily due to challenges in the carbon flat roll business in Mexico. Despite this, we are very pleased to have maintained a relatively stable material gross margin in our core specialty products, which we believe is a result of a disciplined focus on highly-accretive sales, particularly those including our value-added service offerings."
President Marec Edgar added, "In keeping with the philosophy to excel in our highly-accretive core product lines to the exclusion of low-margin, working capital intensive opportunities, in the third quarter we made the decision to exit a piece of our carbon flat-roll business in one of our Mexican operations. As we disposed of the processing equipment used in that business in this quarter, we recorded a non-recurring non-cash charge of $60 thousand. Simultaneously, we have also evaluated the on-hand inventory position of the operation and recorded a non-recurring non-cash inventory write-down charge of $1.3 million. To date, we have sold approximately 40% of the inventory to which this write-down was applied, and expect to sell the balance of the inventory by early 2020."
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Mr. Edgar continued, "We continue to realize the favorable impacts of our new global supply organization, which has performed exceedingly well in reducing our aged inventories, improving our overall stock levels throughout the business, and providing real-time facilitation of our branches in moving higher cost inventory as certain markets softened. This has allowed us to avoid an overstocked position relative to the market and restock at lower replacement costs. Moreover, although we faced reduced demand and a downward pricing environment in the quarter, we improved our price per ton sold compared to both the second quarter of 2019 and the third quarter of 2018 by utilizing our improved stock profile to capitalize on opportunities in the market and by focusing on our highly-accretive product lines, including our aerospace end markets, which are presently more robust. We will continue to focus on these priorities through the remainder of 2019 and into 2020."
Executive Vice President of Finance and Administration Pat Anderson commented, "We are pleased to have now generated $4.6 million of positive cash flow from operations for the nine months ended September 30, 2019. Our improvements in the management of our inventory greatly contributed to the nearly $30 million change in cash flows from operations year-over-year. With the cash generated, we continue to invest in the business and pay down our revolving credit facility. Since the end of the second quarter of 2019, we have paid down $6.5 million against our revolving credit facility and plan to continue to make repayments through the remainder of 2019."
Mr. Edgar concluded, "As we approach the seasonally-slow year end months, when volumes are traditionally lower, we expect the end markets we serve will remain extremely competitive. That said, we continue to build an operational foundation that is resilient to challenging market conditions and capable of supporting our momentum towards increased profitability and the return of value to our business partners, as shown through our third quarter performance."
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQX® Best Market under the ticker symbol "CTAM".
Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the benefits that we expect to achieve from our working capital management initiative. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on
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reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30,		September 30,
Unaudited	2019	2018	2019	2018
Net sales	$136,113	$148,109	$433,570	$444,396
Costs and expenses:
Cost of materials (exclusive of depreciation)	103,019	110,896	323,918	331,861
Warehouse, processing and delivery expense	18,759	21,092	59,577	62,612
Sales, general and administrative expense	16,048	16,871	49,027	50,393
Depreciation expense	2,055	2,227	6,306	6,965
Total costs and expenses	139,881	151,086	438,828	451,831
Operating loss	(3,768)	(2,977)	(5,258)	(7,435)
Interest expense, net	10,204	8,746	29,503	24,001
Other income, net	(697)	(3,000)	(4,779)	(7,101)
Loss before income taxes	(13,275)	(8,723)	(29,982)	(24,335)
Income tax benefit	(1,079)	(2,068)	(1,479)	(4,026)
Net loss	$(12,196)	$(6,655)	$(28,503)	$(20,309)

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA:
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30,		September 30,
Unaudited	2019	2018	2019	2018
Net loss, as reported	$(12,196)	$(6,655)	$(28,503)	$(20,309)
Depreciation expense	2,055	2,227	6,306	6,965
Interest expense, net	10,204	8,746	29,503	24,001
Income tax benefit	(1,079)	(2,068)	(1,479)	(4,026)
EBITDA	(1,016)	2,250	5,827	6,631
Non-GAAP adjustments (a)	2,367	202	2,626	1,511
Adjusted EBITDA	$1,351	$2,452	$8,453	$8,142

(a) Refer to "Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.

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Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss:
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30,		September 30,
Unaudited	2019	2018	2019	2018
Net loss, as reported	$(12,196)	$(6,655)	$(28,503)	$(20,309)
Non-GAAP adjustments:
Noncash compensation expense	524	721	1,715	2,063
Foreign exchange loss (gain) on intercompany loans	506	(519)	(426)	(552)
Noncash write-off on inventory(a)	1,277	—	1,277	—
Noncash loss on disposal of equipment(a)	60	—	60	—
Non-GAAP adjustments to arrive at Adjusted EBITDA	2,367	202	2,626	1,511
Non-cash interest expense(b)	7,139	5,751	20,321	15,517
Total non-GAAP adjustments	9,506	5,953	22,947	17,028
Tax effect of adjustments	(468)	—	(468)	—
Adjusted non-GAAP net loss	$(3,158)	$(702)	$(6,024)	$(3,281)

(a) Amounts relates to the nonrecurring noncash disposal of equipment and nonrecurring noncash write-down of inventory in conjunction with the Company's decision to exit a portion of its carbon flat-roll business in one of its Mexican operations.
(b) Non-cash interest expense for the three months ended September 30, 2019 and September 30, 2018 includes interest paid in kind of $4,022 and $3,617, respectively, and amortization of debt discount of $3,117 and $2,134, respectively. Non-cash interest expense for the nine months ended September 30, 2019 and September 30, 2018 includes interest paid in kind of $11,810 and $9,755, respectively, and amortization of debt discount of $8,511 and $5,762, respectively.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$7,499	$8,668
Accounts receivable	87,859	79,757
Inventories	150,126	160,686
Prepaid expenses and other current assets	7,726	14,344
Income tax receivable	2,139	1,268
Total current assets	255,349	264,723
Goodwill and intangible assets, net	8,176	8,176
Prepaid pension cost	2,320	1,754
Deferred income taxes	1,260	1,261
Right of use assets	30,054	—
Other noncurrent assets	401	1,278
Property, plant and equipment:
Land	5,578	5,577
Buildings	20,911	21,218
Machinery and equipment	40,356	38,394
Property, plant and equipment, at cost	66,845	65,189
Accumulated depreciation	(17,420)	(11,989)
Property, plant and equipment, net	49,425	53,200
Total assets	$346,985	$330,392
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$47,758	$42,719
Accrued and other current liabilities	13,203	16,631
Lease liabilities	6,422	—
Income tax payable	670	1,589
Short-term borrowings	4,028	5,498
Current portion of long-term debt	614	119
Total current liabilities	72,695	66,556
Long-term debt, less current portion	262,077	245,966
Deferred income taxes	6,564	7,540
Finance leases	8,347	61
Build-to-suit liability	—	9,975
Other noncurrent liabilities	2,929	3,334
Pension and postretirement benefit obligations	6,290	6,321
Lease liabilities	23,464	—
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.01 par value—200,000 Class A shares authorized with 3,818 shares issued and 3,650 shares outstanding at September 30, 2019, and 3,803 shares issued and outstanding at December 31, 2018	38	38
Additional paid-in capital	59,854	55,421
Accumulated deficit	(78,729)	(50,472)
Accumulated other comprehensive loss	(16,090)	(14,348)
Treasury stock, at cost — 168 shares at September 30, 2019 and no shares at December 31, 2018	(454)	—
Total stockholders’ deficit	(35,381)	(9,361)
Total liabilities and stockholders’ deficit	$346,985	$330,392

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
(Dollars in thousands)	September 30,
Unaudited	2019	2018
Operating activities:
Net loss	$(28,503)	$(20,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,306	6,965
Amortization of deferred financing costs and debt discount	8,511	5,762
Noncash interest paid in kind	11,810	9,755
Gain (loss) on sale of property, plant & equipment	210	(4)
Unrealized foreign currency gain	(223)	(784)
Noncash impact of operating leases	544	—
Deferred income taxes	(2,016)	(4,188)
Non-cash compensation expense	1,715	2,063
Other, net	—	463
Changes in assets and liabilities:
Accounts receivable	(8,356)	(15,253)
Inventories	10,029	(14,324)
Prepaid expenses and other current assets	5,873	(3,614)
Other noncurrent assets	(134)	540
Prepaid pension costs	(566)	(2,065)
Accounts payable	5,093	8,947
Income tax payable and receivable	(1,805)	(83)
Accrued and other current liabilities	(3,451)	1,791
Lease liabilities	(340)	—
Postretirement benefit obligations and other noncurrent liabilities	(111)	(287)
Net cash from (used in) operating activities	4,586	(24,625)
Investing activities:
Capital expenditures	(3,530)	(4,909)
Proceeds from sale of property, plant and equipment	442	53
Net cash used in investing activities	(3,088)	(4,856)
Financing activities:
Proceeds from long-term debt including credit facilities	3,500	45,454
Repayments of long-term debt including credit facilities	(4,488)	(17,600)
Repayments of short-term borrowings, net	(1,238)	(607)
Principal paid on finance leases	(454)	—
Payments of debt issue costs	—	(499)
Payments of build-to-suit liability	—	(897)
Net cash (used in) from financing activities	(2,680)	25,851
Effect of exchange rate changes on cash and cash equivalents	13	(118)
Net change in cash and cash equivalents	(1,169)	(3,748)
Cash and cash equivalents—beginning of year	8,668	11,104
Cash and cash equivalents—end of period	$7,499	$7,356

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LONG-TERM DEBT
(Dollars in thousands)	As of
Unaudited	September 30, 2019	December 31, 2018

5.00% / 7.00% Second Lien Notes due August 31, 2022(a)	$190,325	$180,894
Floating rate Revolving A Credit Facility due February 28, 2022	107,500	108,488
12.00% Revolving B Credit Facility due February 28, 2022(b)	25,021	22,875
Less: unvested restricted Second Lien Notes due August 31, 2022	(673)	(1,378)
Less: unamortized discount	(59,774)	(64,491)
Less: unamortized debt issuance costs	(322)	(422)
Total long-term debt	262,077	245,966
Less: current portion of long-term debt	—	—
Total long-term portion	$262,077	$245,966
(a) Included in balance is interest paid in kind of $21,881 as of September 30, 2019 and $12,217 as of December 31, 2018.
(b) Included in balance is interest paid in kind of $3,521 as of September 30, 2019 and $1,375 as of December 31, 2018.

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